Exhibit 99.1
CONSULTING AND NON-COMPETITION AGREEMENT
     This CONSULTING AND NON-COMPETITION AGREEMENT (this “Agreement”) dated August 26, 2006, is made by and between Western Refining, Inc., a Delaware corporation (the “Company”), and Fred L. Holliger (“Consultant”).
WITNESSETH:
     WHEREAS, Consultant is currently employed as the Chairman of the Board and Chief Executive Officer of Giant Industries, Inc., a Delaware corporation (the “Employer”), pursuant to that certain Employment Agreement, dated as of December 12, 2003 (the “Employment Agreement”), between Consultant and the Employer; and
     WHEREAS, in connection with that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among the Company, New Acquisition Corporation and the Employer, and upon the effective time of the Merger, the Company desires to be able to call upon Consultant, over the next five years, to provide counsel, advice, guidance and assistance; and
     WHEREAS, effective as of the time of the Merger, Consultant is willing to make himself available to provide such counsel, advice, guidance and assistance, provided that he is compensated for doing so;
     NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, the Company and Consultant agree as follows:
ARTICLE 1 : DEFINITIONS AND INTERPRETATIONS
     1.1 Definitions.
     (a) “Affiliate” means, with respect to any natural person, firm, partnership, association, corporation, limited liability company, company, trust, entity, public body or government (a “Person”), any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) as used in this definition means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. With respect to any natural person, the term “Affiliate” means: (1) the spouse or children (including those by adoption) and siblings of such Person; and any trust whose primary beneficiary is such Person, such Person’s spouse, such Person’s siblings and/or one or more of such Person’s lineal descendants; (2) the legal representative or guardian of such Person or of any such immediate family member in the event such Person or any such immediate family member becomes mentally incompetent; and (3) any Person controlled by or under common control with any one or more of such Person and the Persons described in clauses (1) or (2) preceding.
     (b) “Board” means the Board of Directors of the Company.

     (c) “Cause” means any of the following occurring during the Term: (i) Consultant’s conviction by a court of (or plea of guilty of or no contest to) a felony, or any crime involving theft, fraud, dishonesty or moral turpitude, whether or not committed in the course of performing services for the Company or any of its Affiliates; (ii) deliberate dishonesty to the Company or any of its Affiliates; (iii) act(s) or omission(s) by Consultant which are willful and deliberate act(s) or omission(s) taken with Consultant’s knowledge that such act(s) or omission(s) are likely to cause material harm or injury to the Company or any of its Affiliates; or (iv) a material breach by Consultant of this Agreement, provided that if such breach is capable of remedy, Consultant shall have fifteen (15) days from notification by the Company of the breach in which to remedy such breach.
     (d) “Change in Control” means a transaction with any Person or group of Persons, pursuant to which such Person or Persons acquire, in any single transaction or series of related transactions: (i) all or substantially all of the equity securities of the Company or (ii) all or substantially all of the Company’s assets determined on a consolidated basis (in any case, whether by merger, consolidation, sale, exchange, issuance, transfer or redemption of the Company’s equity securities, by sale, exchange or transfer of the Company’s consolidated assets, or otherwise); provided, this provision shall not apply to any sale or reallocation of equity securities associated with the dissolution of RHC Holdings, L.P. except and solely to the extent such dissolution results in the transfer of equity securities to someone other than Paul Foster, Jeff Stevens, Scott Weaver or Ralph Schmidt or any entity under their control.
     (e) “Consulting Payment” has the meaning set forth in Section 5.1 of this Agreement.
     (f) “Consulting Period” has the meaning set forth in Section 6.1 of this Agreement.
     (g) “Disability” means that, as a result of Consultant’s incapacity due to physical or mental illness, as determined in the opinion of a qualified physician selected by the Board to examine Consultant, Consultant is unable to perform his duties hereunder, and such inability is expected, in the opinion of such physician, to continue for at least six (6) months.
     (h) “Effective Date” means the Closing Date (as such term is defined in the Merger Agreement).
     (i) “Good Reason” means: (i) the assignment to Consultant of any duties materially inconsistent in any respect with Consultant’s duties or responsibilities as contemplated in this Agreement; (ii) any other action by the Company which materially diminishes Consultant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities or which would cause Consultant’s position with the Company to become of less dignity, responsibility and importance than those associated with Consultant’s functions, duties or responsibilities as of the date of this Agreement; (iii) any material breach by the Company of any of the provisions of this Agreement; or (iv) any reduction at any time during the Consulting Period, of the Consulting Payment.

     (j) “Merger” has the meaning set forth therefor in the Merger Agreement.
     (k) “Term” has the meaning set forth in Section 6.1 of this Agreement.
     (l) “Western” means the Company and its Affiliates, including after the Merger the Employer and its Affiliates.
     1.2 Interpretations. In this Agreement, unless a clear contrary intention appears: (a) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; (b) reference to any Article or Section means such Article or Section hereof; (c) the words “including” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such term; and (d) where any provision of this Agreement refers to action to be taken by either party, or which such party is prohibited from taking an action, such provision shall be applicable whether such action is taken directly or indirectly by such party.
ARTICLE 2 : SERVICES
     2.1 Termination of Employment. Consultant and the Company agree that, effective as of the Effective Date, Consultant’s employment under the Employment Agreement will be terminated, and such termination shall be treated as a termination by the Employer without Cause (as defined in the Employment Agreement) after a Change of Control (as defined in the Employment Agreement). The Company agrees to cause the Employer, from and after the Effective Date, to comply with its obligations under the Employment Agreement arising from such termination. Upon payment of all amounts owed to Consultant under the Employment Agreement, Consultant does hereby forever irrevocably release and discharge the Employer and each of its Affiliates and each of their respective officers, directors, employees, agents, representatives, advisors, debtholders, members, managers and stockholders from any and all claims, demands, debts, actions, causes of action, obligations, damages and liabilities which Consultant now has, has had or could have arising from or relating in any way, directly or indirectly, to his employment with or separation from the Employer. Notwithstanding the foregoing, however, nothing in this Agreement shall release the Company, the Employer or any of their Affiliates from any indemnification obligations to Consultant contained in the Company’s, the Employer’s or any of their Affiliates’ Certificate of Incorporation, Bylaws or other governing documents, or in the Merger Agreement, the Employment Agreement, or any other agreement operating in favor of Consultant.
     2.2 Services.
     (a) During the Term, Consultant agrees to provide services (“Services”) to the Company. The Services shall include: (i) advising the Company with respect to strategic issues, real estate and operations; (ii) maintaining employee morale; (iii) providing transitional knowledge and assistance with respect to (A) the Employer’s previous operations, employees and customers and (B) competition in the former market area of the Employer; and (iv) and such other matters as the Company may from time to time reasonably request. Specific projects within the foregoing categories shall be mutually agreed upon and defined by Consultant and the Company’s Chief Executive Officer from time to time during the Consulting Period.
     (b) Consultant shall be available to render the Services to the Company for not more than sixty (60) hours during any month during the first year of the Consulting Period, not more than fifty (50) hours during any month during the second year of the Consulting Period, not more than forty (40) hours during any month during the third year of the Consulting Period, and not more than twenty (20) hours during any month during the remainder of the Consulting Period.
     (c) During the Term, Consultant shall be a special advisor to the Board of Directors.
     2.3 Reporting to the Company’s Facilities. Consultant is not required to report to work at any facility of the Company or during any particular work hours. Rather, Consultant is free to report or not report to any of the Company’s facilities as he sees fit and as necessary to provide the Services to the Company. The Company shall make available to Consultant his current office for so long as the Company maintains office facilities at the location in which such office is located. If the Company ceases to maintain such office facilities, the Company shall provide comparable alternative office space to Consultant, at a location reasonably acceptable to Consultant, until December 31, 2008.
     2.4 Administrative Support and Supplies. Until at least December 31, 2008, the Company will provide Consultant with an administrative assistant (as determined by Consultant in his sole discretion); provided, however, that in no event shall the annual salary for such administrative assistant exceed $100,000. Such administrative assistant shall be an employee of the Company and shall be allowed to participate in all health, dental, vision and retirement benefits, plans and programs, including improvements or modifications of the same, which are now, or may hereafter be, available to other employees of the Company. In addition, the Company will provide Consultant with suitable administrative support (as reasonably determined by Consultant and the Company) during the Consulting Period, including secretarial support, photocopying and facsimile services, voice mail access, remote e-mail access (including provision of a Blackberry or equivalent equipment), message taking services, mail receipt, office furniture, utilities, office equipment and office supplies.
     2.5 Aircraft Allowance. For each twelve-month period during the Consulting Period, Company will pay on behalf of Consultant up to $500,000 for Consultant to travel via private jet on a private jet leasing company of Consultant’s choice. Company will arrange for the leasing company to bill Company directly and will make such payments directly to the leasing company when due.
ARTICLE 3 : NON-COMPETE
     3.1 Acknowledgments. Consultant acknowledges that: (a) Western has engaged, and that Western will continue to engage, in the business of refining, transporting and/or marketing

(either wholesale or retail) petroleum products by pipeline, truck or other methods (the “Western Business”) in (i) that portion of Texas which is West of U.S. Interstate Highway 35 (as it may be renamed or redesignated in the future), (ii) New Mexico, (iii) Arizona and (iv) Juarez, Mexico (collectively, the “Western Territory”); and (b) the Employer has engaged, and that after the Merger, Western will continue to engage, in the business of refining, transporting and/or marketing (either wholesale or retail) petroleum products by pipeline, truck or other methods and owning and/or operating convenience stores (collectively with the Western Business, the “Business”) in (i) Arizona, (ii) Virginia, (iii) Maryland and (iv) North Carolina (the “Employer Territory”, and collectively with the Western Territory, the “Territory”).
     3.2 Restriction. Employee covenants and agrees that, in consideration for the Company engaging Consultant as a consultant as described herein, Consultant covenants and agrees during the term of this Agreement and for a period of twenty-four (24) months following the termination of this Agreement (the “Restricted Period”), for any reason, Consultant will not:
     (a) directly or indirectly (whether as principal, agent, independent contractor, partner or otherwise) own, manage, operate, control, participate in, perform services for or otherwise carry on a business similar to or competitive with the Business anywhere in the Territory or in any other state in the United States or any foreign country in which Western has refined or sold petroleum products or owned or operated convenience stores within the period of twelve (12) months prior to the termination of this Agreement; or
     (b) induce or attempt to persuade any employee, agent, customer or supplier of Western to terminate such employment, agency or business relationship in order to enter into any such relationship on behalf of any other business organization.
     3.3 Stock Ownership. Notwithstanding anything in this Article 3 to the contrary, Consultant shall not be prohibited from owning less than 5% in the aggregate of any class of capital stock of any corporation if such stock is publicly traded and listed on any national or regional stock exchange or on the NASDAQ National Market.
ARTICLE 4 : PROTECTION OF CONFIDENTIAL INFORMATION
     4.1 Disclosure to and Property of the Company. All information, designs, ideas, concepts, improvements, product developments, discoveries and inventions, whether patentable or not, that are conceived, made, developed or acquired by Consultant, individually or in conjunction with others, during the Term (whether during business hours or otherwise and whether on the Company’s premises or otherwise) that relate to Western’s business, trade secrets, products or services (including all such information relating to corporate opportunities, product specification, compositions, manufacturing and distribution methods and processes, research, financial and sales data, pricing terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, the identity of key contacts within a customer’s organizations or within the organization of acquisition prospects, marketing and merchandising techniques, business plans, computer software or programs, computer software and database technologies, prospective names and marks) (collectively, the “Confidential Information”) shall be disclosed to Western and are and shall be the sole and exclusive property of Western. Moreover, all documents, videotapes, written presentations, brochures, drawings, memoranda, notes, records, files, correspondence, manuals, models, specifications, computer programs, e-mail, voice mail, electronic databases, maps, drawings, architectural renditions, models and all other writings or materials of any type embodying any of such information, ideas, concepts, improvements, discoveries, inventions and other similar forms of expression that relate to Western’s business, trade secrets, products or services (collectively, “Work Product”) are and shall be the sole and exclusive property of Western. Upon termination of this Agreement for any reason, Consultant shall promptly deliver such Confidential Information and Work Product, and all copies thereof, to the Company.
     4.2 Disclosure to Consultant. Western has and will disclose to Consultant, or place Consultant in a position to have access to or develop, Confidential Information and Work Product of Western; and/or has and will entrust Consultant with business opportunities of Western; and/or has and will place Consultant in a position to develop business goodwill on behalf of Western. Consultant agrees to preserve and protect the confidentiality of all Confidential Information or Work Product of Western.
     4.3 No Unauthorized Use or Disclosure. Consultant agrees that he will not, at any time during the Term or thereafter, make any unauthorized disclosure of Confidential Information or Work Product of Western, or make any use thereof, except in the carrying out of Consultant’s responsibilities during the course of providing Services to the Company. Consultant shall have no obligation under this Agreement to keep confidential any Confidential Information if and to the extent that: (a) disclosure thereof is specifically required by law or regulation; provided, however, that in the event disclosure is required by applicable law or regulation, Consultant shall provide the Company with prompt notice of such requirement prior to making any such disclosure so that the Company may seek an appropriate protective order; (b) such Confidential Information is or becomes available to the general public other than as a result of a disclosure by Consultant; or (c) such Confidential Information becomes available to Consultant on a nonconfidential basis from a source (other than Western or any of its Affiliates) which is not known by Consultant to be in breach of any non-disclosure obligations. At the request of the Company at any time, Consultant agrees to deliver to the Company all Confidential Information that he may possess or control. Consultant agrees that all Confidential Information of Western (whether now or hereafter existing) conceived, discovered or made by him during the Term exclusively belongs to Western (and not to Consultant), and Consultant will promptly disclose such Confidential Information to Western and perform (at Western’s expense) all actions reasonably requested by Western to establish and confirm such exclusive ownership. Affiliates of the Company shall be third-party beneficiaries of Consultant’s obligations under this Article 4. As a result of this Agreement, Consultant may also from time to time have access to, or knowledge of, Confidential Information or Work Product of third parties, such as customers, suppliers, partners, joint venturers and the like, of Western. Consultant also agrees to preserve and protect the confidentiality of such third-party Confidential Information and Work Product to the same extent, and on the same basis, as Western’s Confidential Information and Work Product.
     4.4 Ownership by the Company. If, during the Term, Consultant creates any work of authorship fixed in any tangible medium of expression that is the subject matter of copyright (such as videotapes, written presentations, computer programs, e-mail, voice mail, electronic databases, drawings, maps, architectural renditions, models, manuals, brochures or the like)

relating to Western’s business, products or services, whether such work is created solely by Consultant or jointly with others (whether during business hours or otherwise and whether on Western’s premises or otherwise), including any Work Product, Western shall be deemed the author of such work if the work is prepared by Consultant in the scope of providing Services. If the work is not prepared by Consultant within the scope of providing Services but is specially ordered by Western as a contribution to a collective work, as a part of an audiovisual work, as a translation, as a supplementary work, as a compilation, or as an instructional text, then the work shall be considered to be work made-for-hire, and Western shall be the author of the work. If such work is neither prepared by Consultant within the scope of Consultant’s providing Services nor a work specially ordered that is deemed to be a work made-for-hire, then Consultant hereby agrees to assign, and by these presents does assign, to the Company all of Consultant’s worldwide right, title and interest in and to such work and all rights of copyright therein.
     4.5 Assistance By Consultant. During the Term and thereafter, Consultant shall reasonably assist the Company and its nominee, at any time and at the Company’s expense, in (a) the protection of Western’s worldwide right, title and interest in and to Work Product, (b) the execution of all formal assignment documents requested by the Company or its nominee and (c) the execution of all lawful oaths and applications for patents and registration of copyright in the United States and foreign countries.
     4.6 Remedies. Consultant acknowledges that money damages would not be a sufficient remedy for any breach of this Article 4 by Consultant, and the Company shall be entitled to enforce the provisions of this Article 4 by specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Article 4 but shall be in addition to all remedies available at law or in equity, including the recovery of damages from Consultant and his agents.
ARTICLE 5 : COMPENSATION AND BENEFITS
     5.1 Annual Compensation. Consultant will receive compensation at a rate equal to $730,000 per each twelve-month period during the Consulting Period (less withholding taxes) (the “Consulting Payment”). Consultant’s compensation shall be paid in equal installments in accordance with the Company’s standard policy regarding payment of compensation to consultants but no less frequently than monthly.
     5.2 Expenses. Subject to the Company’s standard policies and procedures with respect to expense reimbursement as applied to its executive employees generally, the Company shall no less frequently than monthly reimburse Consultant for, or pay on behalf of Consultant, reasonable and appropriate expenses incurred by Consultant for business-related purposes.
     5.3 Medical Benefits. Consultant and Consultant’s spouse and dependents shall be allowed to participate in all health, dental and vision benefits, plans and programs, including improvements or modifications of the same, which are now, or may hereafter be, available to other executives or employees of the Company. Consultant agrees to pay his proportionate share of the costs of such benefits consistent with Company policy and procedure for executive employees of the Company. Consultant’s portion of the cost of such benefits may be deducted from the Consulting Payment. Consultant shall not be entitled to receive benefits under any employee benefit plan of the Company (including vacation pay, sick pay, personal leave benefits, severance pay benefits, 401(k) plan or any similar benefits) except as expressly specified in this Section 5.3. The Company shall not by reason of this Section 5.3 be obligated to institute, maintain or refrain from changing, amending or discontinuing any such benefit plan or program, as long as such changes are similarly applicable to executive employees of the Company generally.
     5.4 Withholding of Taxes. The Company may withhold from any benefits and payments made pursuant to this Agreement all federal, state, city and other taxes as may be required pursuant to any law or governmental regulation or ruling.
     5.5 Certain Additional Payments by the Company. The Internal Revenue Code of 1986, as amended (the “Code”), imposes significant tax burdens on Consultant if the total amounts received by Consultant due to the Merger exceed prescribed limits. These tax burdens include a requirement that Consultant pay a 20% excise tax on certain amounts received in excess of the prescribed limits. If, as a result of these Code provisions Consultant is required to pay such excise tax on the Consulting Payment, then upon written notice from Consultant to the Company, the Company shall pay Consultant an amount equal to the total excise tax imposed on the Consulting Payment (including the excise taxes on any excise tax reimbursements due pursuant to this sentence and the excise taxes on any income tax reimbursements due pursuant to the next sentence). If the Company is obligated to pay Consultant pursuant to the preceding sentence, the Company also shall pay Consultant an amount equal to the “total presumed federal and state taxes” that could be imposed on the Consulting Payment with respect to the excise tax reimbursements due to Consultant pursuant to the preceding sentence and the income tax reimbursements due to Consultant pursuant to this sentence. For purposes of the preceding sentence, the “total presumed federal and state taxes” that could be imposed on the Consulting Payment shall be conclusively calculated using a combined tax rate equal to the sum of the then prevailing maximum marginal federal and state income tax rates and the hospital insurance portion of FICA. No adjustments will be made in this combined rate for the deduction of state taxes on the federal return, the loss of itemized deductions or exemptions, or for any other purpose. Consultant shall be responsible for paying the actual taxes. The amounts payable to Consultant pursuant to this or any other agreement or arrangement with the Company shall not be limited in any way by the amount that may be paid pursuant to the Code without the imposition of an excise tax or the loss of Western deductions.
ARTICLE 6 : TERM AND TERMINATION OF AGREEMENT
     6.1 Term. Unless sooner terminated pursuant to other provisions hereof, the Company agrees to retain Consultant for the period beginning on the Effective Date and ending on the fifth anniversary of the Effective Date (the “Consulting Period”), unless terminated earlier pursuant to Section 6.2 or 6.3 (the period beginning on the Effective Date and ending on the earlier of the expiration of the Consulting Period and the termination of this Agreement being referred to herein as the “Term”).
     6.2 The Company’s Right To Terminate. Notwithstanding the provisions of Section 6.1, the Company shall have the right to terminate this Agreement at any time for any of the following reasons:

          (a) upon Consultant’s death;
          (b) upon Consultant’s Disability; or
          (c) for Cause.
     6.3 Consultant’s Right To Terminate. Notwithstanding the provisions of Section 6.1, Consultant shall have the right to terminate this Agreement at any time for any of the following reasons:
     (a) at any time prior to the end of the Consulting Period by giving thirty (30) days written notice of termination, which may be given at any time for any reason, with or without cause;
     (b) for Good Reason; or
     (c) upon a Change in Control.
     6.4 Payments Upon Termination. In the event that this Agreement is terminated:
     (a) by the Company pursuant to Section 6.2(a) or (b), the Company shall continue to pay the compensation set forth in Sections 5.1, 5.2, 5.3 and 5.5 during the Consulting Period to Consultant’s estate or to Consultant, respectively;
     (b) by the Company pursuant to Section 6.2(c) or by Consultant pursuant to Section 6.3(a), the Company shall have no further compensation obligations under this Agreement with respect to periods after the date of termination, and Consultant shall be entitled to receive all amounts accrued but not paid with respect to periods before the date of termination and to retain all amounts paid prior thereto by the Company to Consultant under Section 5.1; or
     (c) by Consultant pursuant to Section 6.3(b) or 6.3(c), the Company shall continue to pay the compensation set forth in Sections 5.2, 5.3 and 5.5 during the Consulting Period to Consultant and shall immediately pay Consultant a lump sum amount equal to the total of the amounts that would have been payable to Consultant under Section 5.1 had the Agreement remained in effect for the entire remaining Consulting Period.
     6.5 Survival. Notwithstanding any termination of this Agreement, Section 2.1, Article 3, Article 4, Section 6.4 and Article 8, and the rights and obligations created thereunder, shall survive without limitation.
ARTICLE 7 : INDEPENDENT CONTRACTOR
     7.1 Independent Contractor Status. It is the express intention of the parties that Consultant is an independent contractor, and is not an employee, agent, joint venturer or partner of the Company. Nothing in this Agreement shall be interpreted or construed as creating or establishing an employment relationship between the Company and Consultant. The parties to this Agreement agree that Consultant will have no authority to bind Western without the Company’s prior written consent.

ARTICLE 8 : MISCELLANEOUS
     8.1 Notices. For purposes of this Agreement, notices and all other communications provided in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, or when sent by recognized overnight delivery service, addressed as follows:
If to the Company:
Western Refining, Inc.
6500 Trowbridge Drive
El Paso, Texas 79905
Attention: Chief Executive Officer
If to Consultant:
Fred L. Holliger
23733 North Scottsdale Road
Scottsdale, Arizona 85255
or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices or changes of address shall be effective only upon receipt.
     8.2 Applicable Law; Jurisdiction. This Agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Arizona, without reference to its choice of law provisions. The parties agree that any disputes arising out of or related in any way to this Agreement, including a breach of this Agreement, shall be filed exclusively in the state or federal courts in Maricopa County, Arizona. The parties consent and agree to the jurisdiction of the Arizona courts. Neither party will argue or contend that it is not subject to the jurisdiction of the Arizona courts or that venue in Maricopa County, Arizona, is improper. The parties understand that they are giving up valuable legal rights under this provision, and that they voluntarily and knowingly waive those rights.
     8.3 No Waiver. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
     8.4 Severability. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction by reason of applicable law shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.
     8.6 Headings. The paragraph headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.
     8.7 Gender and Plurals. Wherever the context so requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural and conversely.
     8.8 Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company, by merger or otherwise. This Agreement shall also be binding upon and inure to the benefit of Consultant and his estate. The Company may assign this Agreement to a successor business or an Affiliate of the Company upon written notice to Consultant; provided, however, that the Company shall in no event be released from its obligations under this Agreement by virtue of any such assignment. Consultant shall not have any right to pledge, hypothecate, anticipate or assign this Agreement or the rights hereunder, except by will or the laws of descent and distribution and except that Consultant shall have the right, upon written notice to the Company, to assign his rights to receive cash payments under this Agreement.
     8.9 Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof and contains all of the covenants, promises, representations, warranties and agreements between the parties with respect to such subject matter. Any modification of this Agreement will be effective only if it is in writing and signed by the party to be charged.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date set forth above.

THE COMPANY:

Western Refining, Inc.

By:	/s/ Paul L. Foster
Name: Paul L. Foster
Title: President and Chief Executive Officer

CONSULTANT

/s/ Fred L. Hollinger

Fred L. Holliger